UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2005
(Date of earliest event reported)

BIO-TRACKING SECURITY SYSTEMS INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-29915	65-0786722
State of	Commission	IRS Employer
incorporation	File Number	Identification Number

1000 De La Gauchetiere West, Suite 2400, Montréal, Qc, H3B 4W5
(Address of principal executive offices)

Tel: (514) 448-2226
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Item 8.01. Other Events.

 On June 24, 2005, we released some technical data today on the oil and gas reserves being acquired through Nord Oil. According to reports obtained by RSM Top Audit from the Russian Ministry of Geology, the acquisition consists primarily of two licenses to extract oil and gas from the Yemelyanov deposit located in the Sergiev District of Samara Region and a license for the Khlebnov area as well as substantial storage facilities.

A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits Furnished.

99.1 Press Release, dated June 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TRACKING SECURITY SYSTEMS INC.

DATE: June 28, 2005	By:	/s/ Jean-Francois Amyot
Jean-Francois Amyot Chairman of the Board of Directors